Quarterly Results September 30, 2015 ACI Worldwide November 5, 2015 Exhibit 99.2

Private Securities Litigation Reform Act of 1995 Safe Harbor For Forward-Looking Statements This presentation contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A discussion of these forward-looking statements and risk factors that may affect them is set forth at the end of this presentation. The Company assumes no obligation to update any forward-looking statement in this presentation, except as required by law.

QUARTERLY OVERVIEW Phil Heasley Chief Executive Officer

Q3 2015 in Review Sales bookings up 17%, net new bookings up 6% First Universal Payments go live Universal Payments pipeline continues to grow Operating Free Cash Flow of $61 million, up from $18 million last Q3 Acquired PAY.ON, leading eCommerce payment solution Expanded European datacenter operations Updating 2015 guidance

FINANCIAL REVIEW Scott Behrens Chief Financial Officer

Key Takeaways from the Quarter Sales Bookings Q3 net new sales bookings up 6% from Q3 2014 Q3 total sales bookings up 17% Full year SNET growth tracking to high single digits Backlog 12-month backlog of $882 million, up $6 million from Q2 2015, after adjusting for fx fluctuations 60-month backlog of $4.2 billion, up $32 million from Q2 2015, after adjusting for fx fluctuations Revenue Growth Revenue of $239 million, down 4% from Q3 2014 or down 2% on a constant currency basis Acquisition of ReD contributed incremental $4 million Recurring revenue was $181 million, representing 76% of total revenue Adjusted EBITDA Adjusted EBITDA of $50 million decreased 25% from Q3 2014 Operating Free Cash Flow (OFCF) OFCF of $61 million, up $43 million above Q3 2014 OFCF YTD of $93 million is up 51% above last year’s YTD of $61 million Debt and Liquidity Ended the quarter with $81 million in cash and $784 million in debt, down $108 million YTD

Acquisition of PAY.ON Global Leader in eCommerce Gateway Services Overall global eCommerce volume expected to grow 17% CAGR* Cross border eCommerce volume expected to grow 18% CAGR* Large Market Opportunity €180 million (approximately $200 million) 92% cash and 8% ACIW shares Transaction Details PAY.ON adds eCommerce payments gateway capabilities Globally connectivity to more than 300 alternative payment methods and card acquirers in more than 160 countries Strengthens ACI’s position as leader in omni-channel payments and enables ACI to support many more payment types for all our payment engines Leading eCommerce Payment Provider Attractive Business Model 100% SaaS delivery; transaction based business model 100+ customers supporting ~90,000 web shops and ~8,600 merchants 2015 revenue expected to be $15 million; growing 35%+ annually Processed Transaction Volume in excess of $8 billion annually * Sources: Nilsen Research, PayPal, First Annapolis Consulting

2015 Guidance Guidance Reaffirming full year non-GAAP revenue guidance. Represents 3%-6% organic growth after adjusting for foreign currency fluctuations Full year adjusted EBITDA impacted by strategic investments Sales, net of term extensions (SNET) growth in the high single digits Pass through interchange revenues should approximate $125 million for the year Adjusted EBITDA excludes approximately $14 million in significant transaction-related expenses for datacenter and facilities consolidation and bill payment platform rationalization

APPENDIX

Monthly Recurring Revenue

Historic Sales Bookings By Quarter

Sales Bookings, Net of Term Extensions (SNET)

Non-GAAP Operating Income

Adjusted EBITDA

Operating Free Cash Flow * Tax effected at 35%

60-Month Backlog

Backlog as a Contributor of Quarterly Revenue Backlog from monthly recurring revenues and project go-lives continues to drive current quarter GAAP revenue Revenue from current quarter sales consistent with prior quarters

EPS Impact of Non-Cash and Significant Transaction Related Items

Contract Duration Metric Represents dollar average remaining contract life (in years) for term license software contracts Excludes perpetual contracts (primarily heritage S1 licensed software contracts) Excludes all hosted contracts as both cash and revenue are ratable over the contract term

Non-GAAP Financial Measures To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries related to the acquisition of Online Resources Corporation and significant transaction related expenses, as well as other significant non-cash expenses such as depreciation, amortization, and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include: Non-GAAP revenue: revenue plus deferred revenue that would have been recognized in the normal course of business by Online Resources if not for GAAP purchase accounting requirements. Non-GAAP revenue should be considered in addition to, rather than as a substitute for, revenue. Non-GAAP operating income: operating income plus deferred revenue that would have been recognized in the normal course of business by Online Resources if not for GAAP purchase accounting requirements and significant transaction related expenses. Non-GAAP operating income should be considered in addition to, rather than as a substitute for, operating income. Adjusted EBITDA: net income plus income tax expense, net interest income (expense), net other income (expense), depreciation, amortization, and stock-based compensation, as well as deferred revenue that would have been recognized in the normal course of business by Online Resources if not for GAAP purchase accounting requirements and significant transaction related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, operating income.

Non-GAAP Financial Measures ACI is also presenting operating free cash flow, which is defined as net cash provided by operating activities, plus payments associated with acquired opening balance sheet liabilities, net after-tax payments associated with employee-related actions and facility closures, net after-tax payments associated with significant transaction related expenses and less capital expenditures. Operating free cash flow is considered a non-GAAP financial measure as defined by SEC Regulation G. We utilize this non-GAAP financial measure, and believe it is useful to investors, as an indicator of cash flow available for debt repayment and other investing activities, such as capital investments and acquisitions. We utilize operating free cash flow as a further indicator of operating performance and for planning investing activities. Operating free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities. A limitation of operating free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. This measure also does not exclude mandatory debt service obligations and, therefore, does not represent the residual cash flow available for discretionary expenditures. We believe that operating free cash flow is useful to investors to provide disclosures of our operating results on the same basis as that used by our management. ACI also includes backlog estimates, which include all license, maintenance, and services specified in executed contracts, as well as revenues from assumed contract renewals to the extent that we believe recognition of the related revenue will occur within the corresponding backlog period. We have historically included assumed renewals in backlog estimates based upon automatic renewal provisions in the executed contract and our historic experience with customer renewal rates.

Non-GAAP Financial Measures Backlog is considered a non-GAAP financial measure as defined by SEC Regulation G. Our 60-month backlog estimate represents expected revenues from existing customers using the following key assumptions: Maintenance fees are assumed to exist for the duration of the license term for those contracts in which the committed maintenance term is less than the committed license term. License, facilities management, and software hosting arrangements are assumed to renew at the end of their committed term at a rate consistent with our historical experiences. Non-recurring license arrangements are assumed to renew as recurring revenue streams. Foreign currency exchange rates are assumed to remain constant over the 60-month backlog period for those contracts stated in currencies other than the U.S. dollar. Our pricing policies and practices are assumed to remain constant over the 60-month backlog period.   Estimates of future financial results are inherently unreliable. Our backlog estimates require substantial judgment and are based on a number of assumptions as described above. These assumptions may turn out to be inaccurate or wrong, including, but not limited to, reasons outside of management’s control. For example, our customers may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition, or general changes in economic conditions in the customer’s industry or geographic location, or we may experience delays in the development or delivery of products or services specified in customer contracts which may cause the actual renewal rates and amounts to differ from historical experiences. Changes in foreign currency exchange rates may also impact the amount of revenue actually recognized in future periods. Accordingly, there can be no assurance that contracts included in backlog estimates will actually generate the specified revenues or that the actual revenues will be generated within the corresponding 60-month period.   Backlog should be considered in addition to, rather than as a substitute for, reported revenue and deferred revenue.

Forward-Looking Statements This presentation contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this presentation include, but are not limited to, statements regarding: Expectations regarding PAY.ON’s 2015 revenue Expectations regarding 2015 financial guidance related to non-GAAP revenue and adjusted EBITDA; Expectations regarding full year SNET; and Expectations regarding full year pass through interchange revenues.

Forward-Looking Statements All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include but are not limited to, increased competition, the performance of our strategic product, UP, BASE24-eps, demand for our products, restrictions and other financial covenants in our credit facility, consolidations and failures in the financial services industry, customer reluctance to switch to a new vendor, the accuracy of management’s backlog estimates, the maturity of certain products, our strategy to migrate customers to our next generation products, ratable or deferred recognition of certain revenue associated with customer migrations and the maturity of certain of our products, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, volatility and disruption of the capital and credit markets and adverse changes in the global economy, our existing levels of debt, impairment of our goodwill or intangible assets, litigation, future acquisitions, strategic partnerships and investments, risks related to the expected benefits to be achieved in the transaction with PAY.ON, the complexity of our products and services and the risk that they may contain hidden defects or be subjected to security breaches or viruses, compliance of our products with applicable legislation, governmental regulations and industry standards, our compliance with privacy regulations, the protection of our intellectual property in intellectual property litigation, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue generating activity during the final weeks of each quarter, business interruptions or failure of our information technology and communication systems, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, exposure to unknown tax liabilities, and volatility in our stock price. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.